Exhibit 23(a)

                                  BEGGS & LANE
                             POST OFFICE BOX 12950
                         PENSACOLA, FLORIDA 32576-2950
                                 (904) 432-2451










                                January 23, 1996



Gulf Power Company
500 Bayfront Parkway
Pensacola, Florida  32501

Ladies and Gentlemen:

     We hereby consent to the reference to our firm under the caption "Legal Opinions and Experts" in the Prospectus Supplement of Gulf Power Company (the "Company") dated January 17, 1996, relating to $30,000,000 aggregate principal amount of First Mortgage Bonds, 6 7/8% Series due January 1, 2026, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated January 17, 1996.

                               Very truly yours,

                               /s/Beggs & Lane